Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated May 6, 2015 relating to the financial statements of Ferroglobe PLC (formerly known as VeloNewco Limited) appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte, S.L.

Madrid, Spain

February 17, 2016